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EXHIBIT 5.1

PERKINS COIE LLP

1201 THIRD AVENUE, 48TH FLOOR, SEATTLE, WASHINGTON 98101-3099
TELEPHONE: 206 583-8888 FACSIMILE: 206 583-8500

June 19, 2001

Click2learn, Inc.
110 - 110th Avenue NE
Bellevue, WA 98004

  Re: Registration Statement on Form S-8

Ladies and Gentlemen:

    We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended ("the Act"), which you are filing with the Securities and Exchange Commission with respect to up to 3,200,000 shares of Common Stock, $0.01 par value (the "Shares"), which may be issued as follows: up to 450,000 shares pursuant to the Click2learn, Inc. 1999 Employee Stock Purchase Plan; up to 2,000,000 shares pursuant to the Click2learn, Inc. 1998 Equity Incentive Plan; up to 300,000 shares pursuant to the Click2learn, Inc. 1998 Directors Stock Option Plan; and up to 450,000 shares pursuant to the IntelliPrep Technologies, Incorporated 2000 Equity Incentive Plan (the "Plans").

    We have examined the Registration Statement and such documents and records of Click2learn, Inc. and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

    Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plans have been duly authorized and that, upon the due execution by Click2learn, Inc. of any certificates representing the Shares and the registration by its registrar of such Shares, the sale thereof by Click2learn, Inc. in accordance with the terms of the Plans, and the receipt of consideration therefor in accordance with the terms of the Plans, such Shares will be validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ PERKINS COIE LLP

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PERKINS COIE LLP 1201 THIRD AVENUE, 48TH FLOOR, SEATTLE, WASHINGTON 98101-3099 TELEPHONE: 206 583-8888 FACSIMILE: 206 583-8500 June 19, 2001